                                                                    EXHIBIT 99.1
[Z TEL LOGO]



FOR IMMEDIATE RELEASE                       Contact: Sarah E. Bialk
                                            Director of Investor Relations
                                            ir@z-tel.com
                                            (813) 233-4586


        Z-TEL FIRST QUARTER 2003 FINANCIAL RESULTS IN LINE WITH GUIDANCE

          REPORTS CONTINUED RETAIL LINE GROWTH, INCREASED CASH BALANCE
                AND FOURTH SEQUENTIAL QUARTER OF POSITIVE EBITDA

         TAMPA, Fla. (May 8, 2003) - Z-Tel Technologies, Inc. (Nasdaq/SC: ZTEL), a leading provider of local, long distance and enhanced telecommunications services, today released its financial results for the first quarter of 2003. For the three-month period ended March 31, 2003, the company reported revenues of $60.3 million, versus $57.3 million for the first quarter of 2002. The company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of $2.7 million for the first quarter of 2003, its fourth consecutive quarter of positive EBITDA, compared to negative $5.6 million for the prior year period (please see page 3 of this press release for a reconciliation of EBITDA to operating loss). Net loss for the first quarter was $3.1 million, or $0.09 per share, compared to $10.6 million, or $0.31 per share, for the first quarter of 2002. For the first quarter of 2003, net loss attributable to common stockholders was $7.4 million, or $0.21 per share, compared to $14.5 million, or $0.42 per share, for the first quarter of 2002.

         "We showed consistent sequential improvement across all of our business metrics in the first quarter," commented Gregg Smith, president and chief executive officer for Z-Tel, "and we anticipate generating a similar rate of line growth over the remainder of the year."

         "We've had several positive developments occur already in the first months of this year that reinforce my assertion," continued Smith. "We signed an agreement for wholesale services with Sprint Corporation, which is already relying on Z-Tel for its market trials in many states. Retail line count has grown by twenty percent since the end of last year, and we've enhanced our product line with voice recognition services. We've also formed a new business services unit to lead our increasing focus on the business market for telecommunications services, which we expect to be an important contributor to our revenue and line growth in the third quarter of this year. The combined momentum from these events gives us a strong foundation for growth in 2003 and beyond."


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Z-Tel Releases Q1 03 Results
Page 2
May 8, 2003



         At March 31, 2003, the company reported approximately 244,000 active retail lines in service, up from just over 200,000 at the end of 2002. Contributing to this significant increase is the company's advertising campaign, which has been ongoing since the start of the year and was recently expanded to Indianapolis and Nashville. The campaign includes television and radio spots and billboards. The campaign highlights Z-Tel's Personal Voice Assistant service, a voice-activated calling and emailing feature that Z-Tel offers at no additional charge to its residential customers and that is not currently available to consumers from any other local services provider.

         Trey Davis, Z-Tel's chief financial officer, stated, "Our financial results for the first quarter are on track with our plan to show steady growth and consistent improvements across all areas of our business during 2003. We demonstrated sequential improvement in EBITDA during the first quarter, despite increased marketing expenses. We also continued to demonstrate a stable and increasing cash position. The now established trend of positive operating profit, coupled with the steady increase in our cash balance, has reinforced our prospects for future growth."

         "As of March 31, 2003," continued Davis, "we had just over $17 million in cash on hand. This is a substantial improvement from the low point of our reported cash balance of $9.1 million as of June 30, 2002. Improved operating performance was the fundamental driver behind our increased cash balance, but we have also done a solid job of managing working capital issues, and, as of late, managing the short-term cash requirements that come with significant line growth."

         "During the quarter, we also saw continued improvement in the area of bad debt expense, which consumed less than five percent of retail revenue for the first quarter of 2003," Davis stated. "Retail gross margin for the quarter was a healthy 53.5 percent, and capital expenditures remained within our expected levels of just over $3.0 million."

         "The competitive landscape is changing," Smith added, "with many providers now offering flat rate, unlimited local and long distance usage packages similar to Z-Tel's bundles. Our value, however, lies in our services that go beyond basic dial tone to make our customers' lives simpler and more organized than they've ever experienced before with local phone service. I'm confident that our powerful, value-added services, such as voice-activated access to an online address book from any phone, differentiate us in a crowded marketplace."

         "Not only is Z-Tel different from a retail perspective, but we are also a unique attraction to prospective wholesale partners. We offer the only available nationwide UNE-P footprint to a wholesale partner, and we have the only system in place today that allows flowthrough functionality to all of the incumbent local exchange carriers. We fully expect to initiate another significant wholesale partnership at some point in the near future in an effort to continue to leverage the enterprise that we have built over the past three years."

         Smith concluded, "At this first reporting period in 2003, I feel that Z-Tel is poised to be at the forefront of the expansion of the local and next generation telecom services markets nationwide. We're on the threshold of an


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Z-Tel Releases Q1 03 Results
Page 3
May 8, 2003



exciting time in the evolution of both telecommunications and our company, and we're optimistic about our future and plan to cultivate our opportunities to yield real returns for our shareholders."

FULL YEAR 2003 GUIDANCE

         The company is reiterating the following guidance for the full year 2003. These forecasts are subject to risks and events that could cause actual results to differ materially from expectations.

Z-Tel Financial Guidance:

                                                     FULL YEAR 2003
                                                     --------------
         Ending Retail Lines in Service              300,000
         Revenue                                     $300 million
         EBITDA                                      $15 million
         Ending Cash Balance                         $15 million

Consistent with the recently adopted Regulation G by the SEC, the following table provides a reconciliation of EBITDA to the Generally Accepted Accounting Principles (GAAP) measure of Net Income. EBITDA is commonly used as an analytical indicator within the telecommunications industry. EBITDA is not a measure of financial performance under GAAP, and the items excluded from EBITDA are significant components in understanding and assessing financial performance.

                                                FOR THE THREE MONTHS ENDED
                                                                       MARCH 31,
                                                --------------------------
                                                    2003           2002
                                                -----------      ---------
       (IN THOUSANDS)
       Net loss                                   $(3,105)      $(10,607)
       Nonoperating income                           (175)          (565)
       Depreciation and amortization                6,027          5,579
                                                 --------       --------
       EBITDA                                       2,747         (5,593)
                                                 ========       ========



ABOUT Z-TEL

Z-Tel was founded in the wake of the Telecommunications Act of 1996. With the establishment of the Unbundled Network Element-Platform (UNE-P), competitive telecommunications companies like Z-Tel became able to provide telephone service to end-users over the incumbent local telephone providers' network. Unlike its competitors, Z-Tel was formed with the vision of developing technology that would imbue the telephone with "Intelligent Dial Tone," wherein telephone service can be personalized to meet consumers' and businesses' diverse


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Z-Tel Releases Q1 03 Results
Page 4
May 8, 2003



communications needs intelligently and intuitively. Z-Tel offers residential and business customers in 47 states value-added bundled local and long distance phone service with powerful Internet-accessible and voice-activated calling and messaging features. Z-Tel also makes these services available on a wholesale basis, current customers for which include Sprint and the MCI group. For more information about Z-Tel's innovative services, please visit the Company's Web site at www.ztel.com.

This press release contains forward-looking statements. These forward-looking statements are based on the belief of our management, as well as assumptions made by and information currently available to our management. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project" and similar expressions are intended to identify forward-looking statements. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but they do not predict or assure any future occurrence and may turn out to be wrong. Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. We do not undertake any obligation to publicly update any forward-looking statements to reflect new information or future events or occurrences. These statements reflect our current views with respect to future events and are subject to risks and uncertainties about us, including risk factors that are described in detail in Z-Tel's 2002 Annual Report on Form 10-K filed on March 31, 2003; and in Z-Tel's other filings with the Securities and Exchange Commission.




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Z-Tel Releases Q1 03 Results
Page 5
May 8, 2003



                  Z-Tel Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      (In thousands, except share data)


                                                                                    MARCH 31,      DECEMBER 31,
                                                                                       2003            2002
                                                                                    ---------      ------------
ASSETS
Current assets:
     Cash and cash equivalents                                                      $  17,065       $  16,037
     Accounts receivable, net of allowance for doubtful
            accounts of $14,629 and $17,401                                            28,301          26,749
     Prepaid expenses and other current assets                                          5,952           5,741
                                                                                    ---------       ---------
        Total current assets                                                           51,318          48,527

Property and equipment, net                                                            45,878          48,320
Intangible assets, net                                                                  3,659           4,116
Other assets                                                                            5,550           5,748
                                                                                    ---------       ---------
            Total assets                                                            $ 106,405       $ 106,711
                                                                                    =========       =========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
               STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable and accrued liabilities                                       $  49,612       $  51,771
     Deferred revenue                                                                  16,451          10,172
     Current portion of long-term debt
            and capital lease obligations                                               5,862           5,964
                                                                                    ---------       ---------
        Total current liabilities                                                      71,925          67,907

Long- term deferred revenue                                                             5,940           6,277
Long-term debt and capital lease obligations                                            2,828           4,180
                                                                                    ---------       ---------
            Total liabilities                                                          80,693          78,364
                                                                                    ---------       ---------

Mandatorily redeemable convertible preferred stock, $.01 par value; 50,000,000 shares authorized; 8,855,089 issued; 8,805,089
            outstanding (aggregate liquidation value of $148,563 and $145,503)        131,682         127,631
                                                                                    ---------       ---------

Commitments and contingencies

Stockholders' deficit:
     Common stock, $.01 par value; 150,000,000
            shares authorized; 35,609,803 and 35,609,803 shares issued;
            35,268,253 and 35,268,253 outstanding                                         356             356
     Notes receivable from stockholders                                                (1,120)         (1,589)
     Additional paid-in capital                                                       201,040         205,090
     Accumulated deficit                                                             (305,858)       (302,753)
     Treasury stock, 341,550 shares at cost                                              (388)           (388)
                                                                                    ---------       ---------
        Total stockholders' deficit                                                  (105,970)        (99,284)
                                                                                    ---------       ---------

            Total liabilities, mandatorily redeemable convertible preferred
                   stock and stockholders' deficit                                  $ 106,405       $ 106,711
                                                                                    =========       =========


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Z-Tel Releases Q1 03 Results
Page 6
May 8, 2003






                   Z-Tel Technologies, Inc. and Subsidiaries
                     Consolidated Statements of Operations
                (In thousands, except share and per share data)
                                  (Unaudited)


                                                                    THREE MONTHS ENDED
                                                                       MARCH 31,
                                                             --------------------------------
                                                                 2003               2002
                                                             ------------       ------------
Revenues                                                     $     60,276       $     57,269
                                                             ------------       ------------

Operating expenses:
    Network operations                                             26,129             28,018
    Sales and marketing                                             4,494              4,560
    General and administrative                                     26,906             29,266
    Wholesale development costs                                        --              1,018
    Depreciation and amortization                                   6,027              5,579
                                                             ------------       ------------
        Total operating expenses                                   63,556             68,441
                                                             ------------       ------------

        Operating loss                                             (3,280)           (11,172)
                                                             ------------       ------------

Nonoperating income (loss):
    Interest and other income                                         925              1,177
    Interest and other expense                                       (750)              (612)
                                                             ------------       ------------
        Total nonoperating income                                     175                565
                                                             ------------       ------------

        Net loss                                                   (3,105)           (10,607)

        Less mandatorily redeemable convertible
                preferred stock dividends and accretion            (4,237)            (3,872)
        Less deemed dividend related to beneficial
                conversion feature                                    (46)               (46)
                                                             ------------       ------------

        Net loss attributable to common stockholders         $     (7,388)      $    (14,525)
                                                             ============       ============

Weighted average common shares outstanding                     35,268,253         34,307,194
                                                             ============       ============

Basic and diluted net loss per share                         $      (0.21)      $      (0.42)
                                                             ============       ============



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